Filed pursuant to Rule 424(b)(5)

Registration No. 333-215786

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated February 10, 2017)

SMITH MICRO SOFTWARE, INC.

2,077,000 Shares of Common Stock

We are offering 2,077,000 shares of common stock, par value $0.001 per share pursuant to this prospectus supplement and the accompanying prospectus at a price of $1.05 per share.

Our common stock is traded on NASDAQ Capital Market under the symbol “SMSI.”  On May 16, 2017, the last reported sale price per share of our common stock on the NASDAQ Capital Market was $1.15 per share.

Based on the reported sale price of $1.15 of our common stock on the NASDAQ Capital Market on May 16, 2017, the aggregate market value of our public float, calculated according to General Instruction I.B.6 of Form S-3, is approximately $9,530,046. Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). We have not offered any securities during the 12 calendar months preceding and including the date of this prospectus supplement pursuant to General Instruction I.B.6, and, accordingly, may sell up to $3,176,682 in common stock hereunder.

We have engaged Sutter Securities Incorporated and Chardan Capital Markets, LLC as our placement agents in connection with this offering. The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. We refer you to the section entitled “Risk Factors” on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus and under similar sections in the documents we incorporate by reference into this prospectus.

	Per Share	Total
Public offering price	$1.05	$2,180,850
Placement agents fees(1)	$0.063	$130,851
Proceeds, before expenses, to us	$0.987	$2,049,999

(1)

We have also agreed to reimburse the placement agents for certain expenses incurred by the placement agents up to an aggregate amount not to exceed $30,000. For additional information about the compensation paid to the placement agents, see “Plan of Distribution” on page S-12 of this prospectus supplement.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about May 17, 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

SUTTER SECURITIES INCORPORATED CHARDAN CAPITAL MARKETS, LLC

The date of this prospectus supplement is May 16, 2017.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated February 10, 2017 are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of our securities to certain investors. We provide information to you about this offering of our securities in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the placement agents have not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference into this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks discussed under “Risk Factors” on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus and under similar sections in the documents we incorporate by reference into this prospectus before making an investment decision.

Unless otherwise stated in this prospectus,

•	references to “Smith Micro,” the “Company,” “we,” “us” or “our” refer to Smith Micro Software, Inc., and, where appropriate, its subsidiaries; and

•	references to “dollars,” “US$” or “$” refer to the legal currency of the United States.

Overview

Smith Micro provides software to simplify and enhance the mobile experience. As a leader in wireless connectivity, our applications ensure high quality of service for mobile users while optimizing networks for wireless service providers and enterprises. Using our intelligent device software, along with premium voice, video and messaging applications, we create new opportunities to engage consumers and monetize mobile services. In addition to wireless solutions, Smith Micro develops 2D/3D graphics software used by professional artists, animators, illustrators, and designers worldwide.

Smith Micro’s mission is to help our customers thrive in a connected world. Over the past three decades, we have developed deep expertise in embedded software for mobile devices, policy-based management platforms, and highly-scalable client and server applications. Our wireless software is used by Tier 1 mobile network operators, cable providers, and device manufacturers, as well as enterprise companies across a wide range of industries, helping these businesses capitalize on the growth of connected consumers and the Internet of Things. Specifically, we help our customers:

•	optimize networks, reduce operational costs, and deliver “best-connected” user experiences;

•	manage mobile devices over the air for maximum performance, efficiency and reliability;

•	provide greater insight into user experience to improve service quality and customer loyalty; and

•	engage and grow high-value relationships with their customers using smartphones.

We continue to innovate and evolve our business to take advantage of industry trends and emerging markets, such as “Big Data” analytics, the explosion of Wi-Fi hotspots, and business-to-consumer mobile marketing and advertising. The key to our longevity, however, is not simply technology innovation, but a never-ending focus on customer value.

We were incorporated in California in November 1983, and reincorporated in Delaware in June 1995. Our principal executive offices are located at 51 Columbia, Aliso Viejo, California 92656. Our telephone number is (949) 362-5800. Our website address is www.smithmicro.com. Our NASDAQ symbol is SMSI, and we make our SEC filings available on the Investor Relations page of our website. Information contained on our website is not part of this prospectus.

S-2

THE OFFERING

Common Stock offered	2,077,000 shares of common stock.
Offering Price	$1.05 per share.
Shares of common stock to be outstanding immediately following this offering(1)	Approximately 14,211,505 shares of common stock.
Use of proceeds

We estimate that the net proceeds from the sale of our securities in this offering will be approximately $1.9 million, after deducting placement agent fees and expense reimbursements and our estimated expenses related to this offering. We intend to use the net proceeds from this offering for general corporate purposes, other than repayment of outstanding indebtedness owed to affiliates of the Company.  See "Use of Proceeds" on page S-7.

Risk Factors

This investment involves a high degree of risk. See "Risk Factors" on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus and under similar sections in the documents we incorporate by reference into this prospectus for a discussion of factors you should consider carefully before making an investment decision.

(1)The number of shares of common stock to be outstanding after this offering is based on 12,134,505 shares of common stock outstanding as of May 16, 2017, and excludes:

•	1,700,000 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $2.74 per share of common stock;

•

186,281 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $8.61 per share of common stock, granted under our option and equity incentive plans; and

•	1,749,830 shares of common stock that are available for future option and restricted stock grants under our 2015 Omnibus Equity Incentive Plan.

S-3

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties affecting us and our securities contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline. The risks and uncertainties we discuss in the documents incorporated by reference are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also consider the following additional risks specifically pertaining to the offering.

Risks Relating to the Offering

We currently do not meet the minimum stockholders’ equity requirements of the NASDAQ Stock Market and the proceeds of this offering are anticipated to bring us back into compliance with these requirements.  If this offering fails to bring us into compliance with applicable listing requirements or we otherwise fail to meet the requirements for continued listing on the NASDAQ Stock Market, our common stock would likely be delisted from trading on NASDAQ, which would likely reduce the liquidity of our common stock and could cause our trading price to decline.

Our common stock is currently listed for quotation on the NASDAQ Stock Market. We currently do not meet the requirements of NASDAQ’S Marketplace Rule 5550(b)(1) because the Company’s stockholders’ equity as of March 31, 2017 fell below the required minimum of $2,500,000, and the Company does not meet the alternatives of market value of listed securities or net income from continuing operations for continued listing.  The proceeds of this offering are expected to bring us back into compliance with the minimum stockholders’ equity requirements of NASDAQ, but if this offering fails to bring us into compliance with these requirements or we otherwise fail to satisfy NASDAQ’s continued listing requirements, our common stock would likely be delisted from NASDAQ and may trade on the OTC Market.  Any potential delisting of our common stock from NASDAQ would likely result in decreased liquidity and increased volatility of our common stock, and would likely cause our trading price to decline.

In addition, a potential delisting from NASDAQ may cause our common stock to be considered a “penny stock”, subjecting securities broker-dealers participating in sales of our common stock to the “penny stock” regulations of the SEC which require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, prospects, financial condition, operating results and cash flow.

S-4

You will experience immediate dilution in the book value per share of common stock you purchase.

Because the public offering price per share of common stock is expected to be substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $1.05 per share of common stock, if you purchase common stock in this offering, you will suffer immediate and substantial dilution of approximately $1.18 per share in the net tangible book value of the common stock you acquire.

Future sales of our common stock may cause the prevailing market price of our shares to decrease.

The issuance and sale of additional common stock or securities convertible into or exercisable for common stock could reduce the prevailing market price for our common stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of common stock issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing stockholders.

There has been and may continue to be significant volatility in the volume and price of our common stock on the NASDAQ Capital Market.

The market price of our common stock has been and may continue to be highly volatile. Factors, including our customer concentration, changes in demand for our products and from our key customers and their end users, the intensity of competition and the pace at which the market for new products develop, may have a significant impact on the market volume and price of our stock. Unusual trading volume in our shares occurs from time to time.

We have not paid and do not intend to pay dividends on our common stock. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary since inception, and do not intend to pay any dividends on our common stock in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your common stock after price appreciation, which may never occur, in order to realize a return on your investment.

S-5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements regarding Smith Micro which include, but are not limited to, statements concerning our ability to remain a going concern, our ability to raise more funds, customer concentration, projected revenues, expenses, gross profit and income, the competitive factors affecting our business, market acceptance of products, the success and timing of new product introductions, and the protection of our intellectual property. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “potential,” “believes,” “seeks,” “estimates,” “should,” “may,” “will,” and variations of these words or similar expressions are intended to identify forward-looking statements.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed or implied in any forward-looking statements as a result of various factors.  Such factors include, but are not limited to, the following:

•	our ability to remain a going concern;
•	our ability to raise additional capital to fund our operations and such capital may not be available to us at commercially reasonable terms or at all;
•	our customer concentration given that the majority of our sales depend on a few large client relationships, including Sprint;
•	our ability to become and remain profitable;
•	our quarterly revenues and operating results are difficult to predict and could fall below analyst or investor expectations, which could cause the price of our common stock to fall;
•	changes in demand for our products from our key customers and their end users;
•	the intensity of the competition and our ability to successfully compete;
•	the pace at which the market for new products develop;
•	our ability to hire and retain key personnel;
•	the availability of third party intellectual property and licenses which may not be on commercially reasonable terms, or not at all;
•	our ability to establish and maintain strategic relationships with our customers;
•	our ability to assimilate acquisitions without diverting management attention and impacting current operations;
•	our ability to protect our intellectual property and our ability to not infringe on the rights of others;
•	security and privacy breaches in our systems may damage client relations and inhibit our ability to grow;
•	interruptions or delays in the services we provide from our data center hosting facilities could harm our business; and
•	the risk of being delisted from NASDAQ if we fail to meet any of the listing requirements; and
•	those additional factors which are included on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus.

The forward-looking statements contained in this prospectus supplement are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this prospectus supplement. We do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this prospectus supplement.

S-6

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our securities in this offering will be approximately $1.9 million, after deducting placement agent fees and expense reimbursements and our estimated expenses related to this offering.

We intend to use the net proceeds from this offering for general corporate purposes, other than repayment of outstanding indebtedness owed to affiliates of the Company.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock and currently do not intend to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business.

S-7

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2017:

•	on an actual basis; and
•

on an as adjusted basis to give effect to the issuance and sale of 2,077,000 shares of common stock at the offering price of $1.05 after deducting placement agent fees and estimated offering expenses payable by us.

	March 31, 2017
	Actual	As Adjusted
	(in thousands, unaudited)
Cash and cash equivalents	$2,504	$4,432
Debt:
Related-party notes payable, short-term	$2,000	$2,000
Related-party notes payable, net of discount & issuance costs of $938	1,062	1,062
Notes payable, net of discount & issuance costs of $938	1,062	1,062
Warrant liability	502	502
Total debt	4,626	4,626

Stockholders' equity:
Preferred stock, par value $0.001 per share; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 12,116,156 shares issued and outstanding; 14,193,156 as adjusted	12	14
Additional paid-in capital	228,265	230,179
Accumulated comprehensive deficit	(227,629)	(227,629)
Total stockholders’ equity	648	2,564
Total capitalization	$5,274	$7,190

The number of issued and outstanding shares as of March 31, 2017 on an as adjusted basis in the table excludes:

•	1,700,000 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $2.74 per share of common stock;

•

209,955shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $9.50 per share of common stock, granted under our option and equity incentive plans; and

•	1,749,830 shares of common stock that are available for future option and restricted stock grants under our 2015 Omnibus Equity Incentive Plan.

S-8

DILUTION

Purchasers of the securities offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of March 31, 2017 was approximately ($3,717,000) or $(0.31) loss per share of our outstanding Common Stock, based on 12,116,156 shares of Common Stock outstanding as of March 31, 2017.

Investors participating in this offering will incur immediate and significant dilution. After giving effect to the issuance and sale in this offering of 2,077,000 shares of Common Stock at the public offering price of $1.05 per share of Common Stock, after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $(1,789,001), or approximately $(0.13) loss per share of Common Stock. This amount represents an immediate increase in net tangible book value of $0.18 per share of Common Stock to existing shareholders and an immediate dilution in net tangible book value of $1.18 per share of Common Stock to investors purchasing securities in this offering. The following table illustrates this dilution:

Offering price per share of Common Stock		$ 1.05
Net tangible book value per share before this offering, as of March 31, 2017	$ (3,717,000)
Increase in net tangible book value per share attributable to new investors in this offering	$ 1,927,999
Net tangible book value per share after the offering	$ (1,789,001)
Dilution in net tangible book value per share to new investors in this offering		$ 1.18

The number of issued and outstanding shares as of March 31, 2017 in the table excludes:

•	1,700,000 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $2.74 per share of common stock;

•

207,955 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $9.50 per share of common stock, granted under our option and equity incentive plans; and

•	1,749,830 shares of common stock that are available for future option and restricted stock grants under our 2015 Omnibus Equity Incentive Plan.

S-9

MARKET PRICE INFORMATION

Our common stock is traded on the NASDAQ Stock Market under the symbol “SMSI.” The high and low sale prices for our common stock as reported by NASDAQ are set forth below for the periods indicated.  The prices have been adjusted for our 1:4 reverse stock split on August 17, 2016.

	High	Low
YEAR ENDED DECEMBER 31, 2017:
First Quarter	$2.32	$0.80
Second Quarter (Through May 16, 2017)	1.39	0.81
YEAR ENDED DECEMBER 31, 2016:
First Quarter	$3.12	$1.80
Second Quarter	3.20	2.24
Third Quarter	3.20	2.00
Fourth Quarter	2.34	1.28
YEAR ENDED DECEMBER 31, 2015:
First Quarter	$7.40	$3.64
Second Quarter	6.52	4.32
Third Quarter	5.36	3.00
Fourth Quarter	3.68	2.56

On May 16, 2017, the closing sale price for our common stock as reported by NASDAQ was $1.15.

S-10

DESCRIPTION OF SECURITIES

We are offering 2,077,000 shares of common stock.

Common Stock

The material terms and provisions of our common stock are described under the caption "Common Stock" on page 6 of the accompanying prospectus.

S-11

 PLAN OF DISTRIBUTION

Pursuant to engagement letters between us and each of Sutter Securities Incorporated and Chardan Capital Markets, LLC (the “Placement Agents”) we have engaged the Placement Agents to solicit offers to purchase the common stock. The Placement Agents are not purchasing or selling any of the securities we are offering, and they are not required to arrange the purchase or sale of any specific number or dollar amount of common stock, but each of them has agreed to use their respective best efforts to arrange for the sale of these securities. The Placement Agents may retain sub-agents and selected dealers in connection with this offering.

The Placement Agents propose to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to one or more investors through securities purchase agreements directly between the purchasers and us. All of the common stock will be sold at the price set forth on the cover of this prospectus supplement and at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. We anticipate that the sale of the common stock will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	the Placement Agents will receive the placement agent fees in accordance with the terms of their respective engagement agreements; and

•	we will deliver the shares to the investors.

In connection with this offering, the Placement Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the Placement Agents cash fees equal to six percent (6%) of the gross proceeds from the sale of the shares through each of them. We will also issue to the Placement Agents warrants to purchase shares of our common stock equal to five percent (5%) of the amount of shares which we have sold through each of them, without duplication, in this offering, provided that the exercise price per share of common stock is no less than 110% of the offering price of the Shares.  The placement agent warrants will have a term of five years from the date of this prospectus supplement and have piggy back registration rights. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, we have agreed to provide Chardan Capital Markets with a financial advisory fee of $50,000 upon closing of this offering and to reimburse each Placement Agent for its expenses reasonable and actually incurred in connection with this offering up to a maximum of $15,000 for all such expenses, and have given Sutter Securities a “tail fee” of 6% for a period of 12 months with respect to future investments by the purchasers which purchased shares in this offering through Sutter Securities.

S-12

The following table shows per security and total cash placement agent fees we will pay to the Placement Agents in connection with the sale of the common stock, assuming the purchase of all of the securities we are offering.

	Per Share	Total
Public offering price	$1.05	$2,180,850
Placement agents fees(1)	$0.063	$130,851
Proceeds, before expenses, to us	$0.987	$2,049,999

After deducting certain fees due to the Placement Agents and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1.9 million.

We have agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches and representations and warranties contained in the engagement agreements. We have also agreed to contribute to payments the Placement Agents may be required to make in respect of such liabilities.

The Placement Agents may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agents acting as principal. Under these rules and regulations, the Placement Agents:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the Placement Agents of the offering, or by its affiliates. Other than the prospectus supplement in electronic format, the information on the placement agents’ websites and any information contained in any other website maintained by the Placement Agents is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agents in their capacity as placement agents and should not be relied upon by investors.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “SMSI.”

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our securities, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our securities in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our securities may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The Placement Agents may arrange to sell common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

S-13

Affiliations

Chardan Capital Markets has provided, and may in the future provide, investment banking, financial advisory and other financial services to us and our affiliates for which they have received, and in the future may receive, advisory or transaction fees, as applicable.

S-14

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 10, 2017;
•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed on May 4, 2017;
•	Current Reports on Form 8-K filed on March 28, 2017; April 3, 2017; and May 11, 2017;
•	Definitive Proxy Statement on Schedule 14A filed on April 28, 2017;
•	Definitive Revised Proxy Statement on Schedule 14A filed on May 10, 2017;
•	Definitive Additional Materials on Schedule 14A filed on May 10, 2017; and
•	The description of our common stock contained in our Form 8-A (File No. 000-26536) filed on July 31, 1995, including any amendment on reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus supplement is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or the prospectus is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

 LEGAL MATTERS

The validity of the common stock has been passed upon for us by Loeb & Loeb LLP.

 EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the years ended December 31, 2016 and 2015, have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the shares of common stock we are offering by this prospectus supplement. This prospectus supplement and the prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a

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copy of any or all of the information that has been incorporated by reference in the prospectus supplement or the prospectus but not delivered with the prospectus supplement or prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Smith Micro Software, Inc., 51 Columbia, Aliso Viejo, CA 92656. Our telephone number is (949) 362-5800.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.smithmicro.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

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Prospectus

$10,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants, or units having a maximum aggregate offering price of $10,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on NASDAQ Capital Market under the symbol “SMSI.” Each prospectus supplement will contain information, where applicable, as to our listing on NASDAQ Capital Market or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

The aggregate market value of our outstanding voting and nonvoting common equity is $22,195,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 month calendar period that ends on, and includes, the date of this prospectus.

Investing in our securities involves various risks. See “Risk Factors” on page 4 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 10, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $10,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company” and “Smith Micro” refer to Smith Micro Software, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus and any amendment carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our most recent Quarterly Report on Form 10-Q, which we filed with the SEC on October 28, 2016 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which we filed with the SEC on March 9, 2016. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: Smith Micro Software, Inc., 51 Columbia, Aliso Viejo, CA 92656, Attention: Investor Relations.

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The Offering

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;

•	preferred stock;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $10,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

Our Company

Smith Micro provides software to simplify and enhance the mobile experience. As a leader in wireless connectivity, our applications ensure high quality of service for mobile users while optimizing networks for wireless service providers and enterprises. Using our intelligent device software, along with premium voice, video and messaging applications, we create new opportunities to engage consumers and monetize mobile services. In addition to wireless solutions, Smith Micro develops 2D/3D graphics software used by professional artists, animators, illustrators, and designers worldwide.

Smith Micro’s mission is to help our customers thrive in a connected world. Over the past three decades, we have developed deep expertise in embedded software for mobile devices, policy-based management platforms, and highly-scalable client and server applications. Our wireless software is used by Tier 1 mobile network operators, cable providers, and device manufacturers, as well as enterprise companies across a wide range of industries, helping these businesses capitalize on the growth of connected consumers and the Internet of Things. Specifically, we help our customers:

•	optimize networks, reduce operational costs, and deliver “best-connected” user experiences;

•	manage mobile devices over the air for maximum performance, efficiency and reliability;

•	provide greater insight into user experience to improve service quality and customer loyalty; and

•	engage and grow high-value relationships with their customers using smartphones.

We continue to innovate and evolve our business to take advantage of industry trends and emerging markets, such as “Big Data” analytics, the explosion of Wi-Fi hotspots, and business-to-consumer mobile marketing and advertising. The key to our longevity, however, is not simply technology innovation, but a never-ending focus on customer value.

We were incorporated in California in November 1983, and reincorporated in Delaware in June 1995. Our principal executive offices are located at 51 Columbia, Aliso Viejo, California 92656. Our telephone number is (949) 362-5800. Our website address is www.smithmicro.com. Our NASDAQ symbol is SMSI, and we make our SEC filings available on the Investor Relations page of our website. Information contained on our website is not part of this prospectus.

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RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in General Employment and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, which are incorporated by reference into the registration statement which includes this prospectus. The terms of our common stock may also be affected by Delaware law.

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Under our amended and restated certificate of incorporation, as amended, our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of January 26, 2017, we had 12,297,954 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, holders of a majority of our outstanding common stock can elect all of the directors who are up for election in a particular year.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to the right to receive ratably, all of the assets and funds that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Other Rights and Restrictions. Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Listing. Our common stock is listed on the NASDAQ Capital Market under the symbol “SMSI.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Inc.

Delaware Law Affecting Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware (“DGCL”). Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Preferred Stock

As of January 27, 2017, we have no shares of preferred stock issued and outstanding. The Series A Participating Preferred Stock is the only class of preferred stock that is currently designated.

Our certificate of incorporation, as amended and restated, provides that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such relative rights, powers, preferences, limitations and restrictions as shall be stated in the resolution or resolutions of the board of directors providing for the issuance thereof.

Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation, as amended and restated, and any certificates of designation that our board of directors may adopt.

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Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

WARRANTS

As of January 27, 2017, we have issued and outstanding warrants to purchase up to 1,700,000, shares of our common stock, in the aggregate. Our outstanding warrants are exercisable at an average exercise price of $2.74 per share.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

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General

We may issue warrants for the purchase of common stock, and/or preferred stock in one or more series. We may issue warrants independently or together with common stock, and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by Delaware law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit certificate may provide that

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the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more public or private transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

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If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by Loeb & Loeb LLP, Los Angeles, California.

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EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the shares of common stock we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Smith Micro Software, Inc., 51 Columbia, Aliso Viejo, CA 92656. Our telephone number is (949) 362-5800.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.smithmicro.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 9, 2016;

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Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed on April 29, 2016; the quarter ended June 30, 2016, filed on July 29, 2016; and the quarter ended September 30, 2016, filed on October 28, 2016;

•	Current Reports on Form 8-K filed on March 10, 2016; April 7, 2016; June 17, 2016; July 25, 2016; August 17, 2016; September 7, 2016; December 12, 2016; and December 28, 2016;

•	Definitive Proxy Statement on Schedule 14A filed on April 29, 2016;

•	Definitive Proxy Statement on Schedule 14A filed on July 15, 2016; and

•	The description of our common stock contained in our Form 8-A (File No. 000-26536) filed on July 31, 1995, including any amendment on reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document

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incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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SMITH MICRO SOFTWARE, INC.

2,077,000 shares of Common Stock

PROSPECTUS SUPPLEMENT

SUTTER SECURITIES INCORPORATED CHARDAN CAPITAL MARKETS, LLC

May 16, 2017